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                                     (m)(14)

 Anti-Money Laundering Addendum dated as of July 30, 2002 to the One Group Fund
   Alliance Agreement dated April 1, 2002 between One Group Mutual Funds, One
         Group Dealer Services, Inc. and Putnam Fiduciary Trust Company

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                         ANTI-MONEY LAUNDERING ADDENDUM
                    TO THE ONE GROUP FUND ALLIANCE AGREEMENT

         THIS ADDENDUM dated as of the 30/th/ of July, is hereby made to the Fund Alliance Agreement (the "Agreement"), executed by and between One Group Mutual Funds (the "Fund Company") and One Group Dealer Services, Inc. ("OGDS") with their principal offices at 1111 Polaris Parkway, Columbus, Ohio 43271-1235, and Putnam Fiduciary Trust Company with its principal offices at One Post Office Square, Boston, Massachusetts 02109 ("Plan Agent").

         WHEREAS, Fund Company, OGDS, and Plan Agent entered into the Agreement on April 1, 2002 with regard to certain employee benefit, profit-sharing and retirement plans for which Plan Agent now performs or intends to perform administrative and recordkeeping services.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1. Each party agrees to establish and maintain policies and procedures required by federal, state or local law to detect and prevent money laundering, and each party shall cooperate with the other to the extent required by law to facilitate implementation of each other's anti-money laundering program.

     2. This Addendum shall become effective on the date first written above and shall continue for so long as the Agreement between Fund Company, OGDS, and Plan Agent remains in effect.

The Agreement, as amended, shall remain in full force and effect.

         IN WITNESS WHEREOF, Fund Company, OGDS, and Plan Agent have caused this Addendum to be executed by their duly authorized officers as of the date and year first written above.

PUTNAM FIDUCIARY TRUST                      ONE GROUP MUTUAL FUNDS
COMPANY

By:      /s/  Tina A. Campbell              By:     /s/ Mark A. Beeson
         ---------------------------                ----------------------------
Name:     Tina A. Campbell                  Name:   Mark A. Beeson
         ---------------------------                ----------------------------
Title:   Senior Vice President              Title:  President
         ---------------------------                ----------------------------
Date:    11/19/02                           Date:   11/13/02
         ---------------------------                ----------------------------

ONE GROUP DEALER SERVICES, INC.

By:      /s/  Robert L. Young
         ---------------------------
Name:    Robert L. Young
         ---------------------------
Title:   COO
         ---------------------------
Date:    11/13/02
         ---------------------------

07/30/2002